Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 15, 2024, with respect to the financial statements of Acurx Pharmaceuticals, Inc. included in the Annual Report on Form 10-K of Acurx Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ CohnReznick LLP

Parsippany, New Jersey

March 15, 2024